                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                NATIONAL INFORMATION CONSORTIUM
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                     NATIONAL INFORMATION CONSORTIUM, INC.
                               12 CORPORATE WOODS
                         10975 BENSON STREET, SUITE 390
                          OVERLAND PARK, KANSAS 66210
                                 (913) 498-3468

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 2001

                            ------------------------

TO THE SHAREHOLDERS OF NATIONAL INFORMATION CONSORTIUM, INC.:

    The Annual Meeting of Shareholders of National Information
Consortium, Inc., a Colorado corporation (the "Company"), will be held at the Holtz Executive Village, 11400 College Boulevard, Overland Park, Kansas, on May 1, 2001, at 10:00 a.m., Central Daylight Time, to consider and take action on:

    1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders;

    2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

    3. In the discretion of the designated proxies upon such other business relating to the foregoing as may properly come before the meeting, and such matters incidental to the conduct of the meeting, and at any adjournments or postponements thereof.

    The Board of Directors has fixed March 16, 2001, as the record date for the determination of Shareholders entitled to receive notice of and to vote at the meeting or any adjournments or postponements thereof. A list of the Shareholders will be available for inspection at the offices of the Company during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          By Order of the Board of Directors:
                                          William F. Bradley, Jr.
                                          Secretary

Overland Park, Kansas
March 30, 2001

                     NATIONAL INFORMATION CONSORTIUM, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Information Consortium, Inc. (the "Company"), a Colorado corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders. The meeting will be held at the Holtz Executive Village, 11400 College Boulevard, Overland Park, Kansas, on May 1, 2001, at 10:00 a.m. Central Daylight Time, and any adjournments thereof (the "Meeting").

    If you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted

    - FOR the election of the six nominees for Director named herein; and

    - FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ended December 31, 2001.

    You can revoke your proxy any time before the voting at the Meeting by sending a properly signed written notice of your revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the Meeting. Attendance at the Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210, Attention:
Corporate Secretary.

    Shares represented by valid proxies in the form enclosed received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

    The close of business on March 16, 2001, has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 56,041,425 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders. This Proxy Statement and the accompanying proxy are being mailed on or about April 4, 2001, to all Shareholders entitled to notice of and to vote at the Meeting.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, and other electronic means, and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation.

    The Annual Report to Shareholders for the fiscal year ended December 31, 2000, is being mailed to the Shareholders with the Proxy Statement but does not constitute a part hereof.

                                SHARE OWNERSHIP

    The following table sets forth information concerning the ownership of Common Stock by (i) each current member of the Board of Directors of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table appearing under "Executive Compensation," below, (iii) all current Directors, and executive officers of the Company as a group and
(iv) the beneficial owners of more than 5% of the outstanding shares of Common Stock, all as of March 1, 2001.

                                                              SHARES BENEFICIALLY OWNED(1)
                                                              -----------------------------
                                                                 NUMBER          PERCENTAGE
                                                              ------------       ----------
5% SHAREHOLDERS
Jeffery S. Fraser and Ross C. Hartley,
  co-trustees of National Information Consortium Voting
  Trust,
  dated June 30, 1998 c/o Jeffery S. Fraser
  1811 Wakarusa Drive, Suite 100
  Lawrence, KS 66047........................................   27,474,644           49.0%
Hellman & Friedman Capital Partners III, L.P.
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111...................................    3,033,387            5.4
H&F Orchard Partners III, L.P.
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111...................................      221,278              *
H&F International Partners III, L.P.
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111...................................       66,422              *
F. Warren Hellman
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111...................................    3,321,087            5.9
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Jeffery S. Fraser...........................................   27,474,644           49.0
James B. Dodd...............................................      918,463            1.6
William F. Bradley, Jr. ....................................    1,835,363            3.3
Kevin C. Childress..........................................      217,860              *
Samuel R. Somerhalder.......................................    2,019,685            3.6
Harry H. Herington..........................................    1,021,147            1.8
John L. Bunce, Jr. .........................................    3,441,997            6.1
Dan Evans...................................................       61,442              *
Ross C. Hartley.............................................   27,474,644           49.0
Pete Wilson.................................................       32,500              *
Joseph Nemelka..............................................      477,730              *
Pradeep K. Agarwal..........................................        2,637              *
Ray G. Coutermarsh..........................................       24,395              *
Stephen M. Kovzan...........................................        4,420              *
All executive officers and directors as a group (14
persons)....................................................   32,053,321           56.1

------------------------

*   Less than 1%

(1) The number of shares of Common Stock issued and outstanding on March 1, 2001, was 56,041,425. The calculation of percentages is based upon the number of shares of Common Stock issued and outstanding on such date, plus shares of Common Stock subject to options held by the respective persons on March 1, 2001 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, except as described below.

    H&F Investors III, a California general partnership, is the sole general partner of Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P., a California limited partnership, and H&F International Partners III, L.P., a California limited partnership. Mr. Bunce is a Managing Director of Hellman & Friedman LLC, an affiliate of H&F Investors III. The managing general partner of H&F Investors III is Hellman & Friedman Associates III, L.P., a California limited partnership, and the general partner of Hellman & Friedman Associates III is H&F Investors III, Inc., a California corporation. The sole shareholder of H&F Investors III, Inc. is the Hellman Family Revocable Trust. F. Warren Hellman is a director of H&F Investors III, Inc. and a trustee of the Hellman Family Revocable Trust. The investment decisions of H&F Investors III, Inc. are made by an executive committee, of which Mr. Hellman and Mr. Bunce are voting members. The executive committee indirectly exercises voting and investment power with respect to the shares of Common Stock held by Hellman & Friedman Capital Partners III, H&F Orchard Partners III and H&F International Partners III, and, therefore, as members of the executive committee, Messrs. Hellman and Bunce could be deemed to beneficially own such shares. Each of Mr. Hellman and Mr. Bunce disclaims such beneficial ownership except to the extent of his indirect pecuniary interest in such shares.

    Shares held by Mr. Bunce include 120,910 shares owned directly by Mr. Bunce and shares owned by Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Mr. Bunce disclaims beneficial ownership of all shares of Common Stock held by Hellman & Friedman Capital Partners III, H&F Orchard Partners III and H&F International Partners III, except to the extent of his individual indirect pecuniary interest in those shares.

    Shares held by Mr. Fraser include 21,078,952 shares held in the Voting Trust for which Mr. Fraser acts as a co-trustee and 6,084,426 shares held in the Voting Trust of which a family trust established for the benefit of Mr. Fraser is the beneficial owner and 311,266 shares are held for the benefit of Crimson Tide Charitable Remainder Unitrust for which Mr. Fraser is the trustee.

    Shares held by Mr. Dodd include 149,103 shares held for the benefit of Mr. Dodd in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees, 7,848 shares in a trust established for the benefit of Mr. Dodd and his family, and 761,512 shares subject to options exercisable within 60 days of March 1, 2001.

    Shares held by Mr. Bradley include 1,835,363 shares held for the benefit of Mr. Bradley in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees.

    Shares held by Mr. Childress include 20,419 shares held for the benefit of Mr. Childress in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustee and 176,366 shares subject to options exercisable within 60 days of March 1, 2001.

    Shares held by Mr. Somerhalder include 2,018,185 shares held for the benefit of Mr. Somerhalder or his wife in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees. These shares include 177,823 shares held by Mr. Somerhalder's wife, Jean Somerhalder, as custodian to Chloe V. Fraser, 177,823 shares held by Mrs. Somerhalder as custodian to Jacob B. Fraser, 177,823 shares held by Mrs. Somerhalder as custodian to Joshua D. Fraser, 177,823 shares held by Mrs. Somerhalder as custodian to Matthew S. Fraser and 177,823 shares held by Mrs. Somerhalder as custodian to William N. Fraser, and 1,500 shares held directly by Mrs. Somerhalder.

    Shares held by Mr. Herington include 1,021,147 shares held for the benefit of Mr. Herington in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees. These shares include 13,300 shares held for each of Mr. Herington's minor children, Harry H. Herington and Amanda K. Herington.

    Shares held by Mr. Hartley include 20,173,514 shares held in the Voting Trust for which Mr. Hartley acts as a co-trustee and 7,301,130 shares held for the benefit of Mr. Hartley or his children in the Voting Trust. Shares held for the benefit of Mr. Hartley or his children include 319,683 shares held in an irrevocable trust established for the benefit of Hillary L. Hartley, 319,683 shares held in an irrevocable trust established for the benefit of Antonia C. Hartley and 319,683 shares held in an irrevocable trust established for the benefit of William R. Hartley.

    Shares held by Governor Wilson include 20,000 shares subject to options exercisable within 60 days of March 1, 2001.

    Shares held by Governor Evans include 20,000 shares subject to options exercisable within 60 days of March 1, 2001.

    Shares held by Joseph Nemelka include 362,653 shares held for the benefit of Mr. Nemelka in the Voting Trust, 72,092 shares held in the Voting Trust for the benefit of Mr. Nemelka and his family and 42,985 shares subject to options exercisable within 60 days of March 1, 2001.

    Shares held by Ray G. Coutermarsh include 20,000 shares subject to options which are exercisable within 60 days of March 1, 2001.

    Shares held by Stephen M. Kovzan represent shares subject to options which are exercisable within 60 days of March 1, 2001.

    Shares held by all executive officers and directors as a group include 27,474,644 shares held in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees and 1,045,283 shares subject to options exercisable within 60 days of February 9, 2001.

                                   MANAGEMENT

DIRECTORS

    The following table sets forth certain information regarding NIC's directors:

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Jeffery S. Fraser...........     41      Chairman of the Board and Director

James B. Dodd...............     43      President, Chief Executive Officer and Director

John L. Bunce, Jr...........     41      Director

Dan Evans...................     76      Director

Ross C. Hartley.............     53      Director

Pete Wilson.................     67      Director

    JEFFERY S. FRASER, one of the Company's founders, has served as the Company's Chairman since April 1998 and as one of the Company's directors since the Company's formation. Mr. Fraser also served as the Company's Chief Executive Officer from April 1998 until November 1999 and as its President from April 1998 to December 1998. Mr. Fraser was also the Chief Executive Officer from April 1998 to December 1998 and President and Chief Executive Officer of the Company's subsidiary, National Information Consortium USA, Inc., from January 1993 to April 1998. Additionally, from January 1992 to September 1998, he served as President and Chief Executive Officer of the Company's subsidiary, Kansas Information Consortium, Inc. Mr. Fraser holds a B.S. in human resource management and an M.S. in information systems from Friends University in Wichita, Kansas.

    JAMES B. DODD has served as the Company's President, Chief Executive Officer and a director since November 1999. He also served as the Company's President, Chief Operating Officer and a director from January 1999 to December 1999. Prior to joining the Company, Mr. Dodd spent 14 years with Sprint Corporation, a telecommunications company, where he served in various senior management positions including, most recently, as Vice President and General Manager of Sprint's Consumer Internet Access Group. Other positions he held at Sprint included Vice President of Consumer International Marketing from 1992 to 1994, and Vice President of Consumer Product Management and Development from 1995 to 1996. Mr. Dodd earned a CPA in 1982 and holds a B.A. in economics from Stanford University and an M.B.A. from the Harvard Business School.

    JOHN L. BUNCE, JR. has served as one of the Company's directors since June 1998. Mr. Bunce is a Managing Director and a member of the executive committee of Hellman & Friedman LLC, a direct investment firm, which he joined as an associate in 1988. Hellman & Friedman LLC is an affiliate of Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Mr. Bunce also serves as a director of Western Wireless Corporation, a cellular telecommunications company, Voicestream Wireless Corporation, a telecommunications provider of personal communications services, Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency, Falcon International Communications L.P., a cable company, and MobileMedia Corporation, a paging and messaging services company. Mr. Bunce holds a B.A. in international relations from Stanford University and an M.B.A. from the Harvard Business School.

    DAN EVANS has served as one of the Company's directors since November 1998. Governor Evans is the chairman of and has served as a consultant for Dan Evans Associates Consulting, a consulting company in Washington, since May 1989. Governor Evans currently serves as a director of Puget Sound Energy, an investor-owned electric utility company, Flow International, a robotics company, Western Wireless Corporation, a wireless communications company, Tera Computer, a computer manufacturing company and Tidemark Computer systems, an eGovernment products and services company. He also served as a U.S. Senator from September 1983 to January 1989 and the Governor of the State of Washington from January 1965 to January 1977. Governor Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.

    ROSS C. HARTLEY, one of the Company's founders, has served as one of the Company's directors since the Company's formation. From its incorporation to March 1999, Mr. Hartley served as Vice President of Marketing of Kansas Information Consortium, Inc. Mr. Hartley also served as President of The Hartley Insurance Group, an insurance company in Kansas, from 1974 to 2000. He also serves as a director of Empire District Electric Company, an investor-owned electric utility company. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

    PETE WILSON has served as one of the Company's directors since July 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999. Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California. He has also served as the mayor of San Diego, California. Governor Wilson is a member of The Irvine Company board of directors and is on the Thomas Weisel Partners board of advisors. He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley). After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

    All directors hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. Executive officers are elected by and serve at the discretion of the board of directors.

    COMMITTEES OF THE BOARD AND MEETINGS

    MEETING ATTENDANCE. During the fiscal year ended December 31, 2000, there were six (6) meetings of the Board of Directors, four (4) meetings of the Audit Committee of the Board of Directors and four (4) meetings of the Compensation Committee of the Board of Directors. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and its committees on which he served during the fiscal year, except Dan Evans, who missed four
(4) meetings. In addition, the Board of Directors and its Committees acted at various times by unanimous written consent pursuant to Colorado law.

    AUDIT COMMITTEE. The Audit Committee, which held four (4) meetings in fiscal 2000, currently has three members, Messrs. Bunce, Evans and Wilson. The Audit Committee reviews the engagement of the Company's independent public accountants, and reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal control and reviews the scope of annual audits.

    COMPENSATION COMMITTEE.  The Compensation Committee, which met four
(4) times during fiscal 2000, currently has four members, Messrs. Fraser, Hartley, Bunce and Dodd. The Compensation Committee reviews and approves the salaries, bonuses and other compensation payable to the Company's executive officers. The Committee also administers the Company's stock plans, including the Amended and Restated 1998 Stock Option Plan, the 1999 Stock Option Plan of SDR Technologies, Inc. and the 1999 Employee Stock Purchase Plan.

    COMPENSATION OF DIRECTORS

    The Company's policy is not to pay cash compensation to members of the Board for serving as a Director or for their attendance at Board meetings or Committee meetings. Directors who are not employees of the Company are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

    All Directors are eligible to participate in the Company's Amended and Restated 1998 Stock Option Plan, and non-employee Directors are eligible to participate in the Company's 1999 Employee Stock Purchase Plan. The Compensation Committee determines the number and terms of grants, subject to the restrictions in the Plans relating to the duration of the options, the size of an option award and the exercise price.

    FAMILY RELATIONSHIPS

    There are no family relationships among any of the Company's directors or executive officers other than between Mr. Fraser and Mr. Somerhalder, who are brothers-in-law.

EXECUTIVE OFFICERS

    The names of, and certain information regarding, executive officers of the Company who are not Directors of the Company, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

NAME                            AGE                     POSITIONS WITH THE COMPANY
----                          --------   --------------------------------------------------------
Kevin C. Childress..........     42      Chief Financial Officer

William F. Bradley, Jr......     46      Executive Vice President--Strategy, Policy & Legal,
                                         General Counsel and Secretary

Samuel R. Somerhalder.......     58      Executive Vice President--Operations and Administration

Harry H. Herington..........     40      Executive Vice President--State Operations and Assistant
                                         Secretary

Joseph Nemelka..............     32      Executive Vice President--Market Development

Pradeep K. Agarwal..........     53      Executive Vice President and Chief Information Officer

Ray G. Coutermarsh..........     42      Executive Vice President--Local Markets

Stephen M. Kovzan...........     32      Vice President--Financial Operations and Chief
                                         Accounting Officer

    KEVIN C. CHILDRESS has served as the Company's Chief Financial Officer since May 1999. Prior to joining the Company, Mr. Childress served as a Managing Director at the investment banking firm of BT Alex. Brown, Inc. from 1992 to 1999. Prior to joining BT Alex. Brown, Mr. Childress was with Salomon Brothers Inc. for 11 years, part of which time was spent as the manager of the firm's Chicago-based Midwest municipal finance group. Mr. Childress serves as a director of E-Filing.com, Inc., a provider of online filing applications for legal services. Mr. Childress holds a B.A. in economics and political science from Stanford University.

    WILLIAM F. BRADLEY, JR. has served as the Company's Secretary since
May 1998, General Counsel since July 1998 and Executive Vice President--Strategy, Policy and Legal since January 1999. In addition,
Mr. Bradley served as a director between May 1998 to February 1999. From
January 1995 to the present, he has served in various executive capacities with the Company's subsidiaries. From July 1989 to December 1994, Mr. Bradley was an associate and later a law partner at Hinkle, Eberhart & Elkouri, LLC, a law firm in Kansas. Mr. Bradley serves as a director of E-Filing.com, Inc., a provider of online filing applications for legal services. Mr. Bradley holds a B.A. in English from the University of Kansas, and a J.D. degree from the University of Kansas School of Law.

    SAMUEL R. SOMERHALDER has served as the Company's Executive Vice President--Operations and Administration since January 1999. From May 1998 to November 1998, Mr. Somerhalder served as one of the Company's directors. Prior to that, he served as President, Chief Executive Officer and a director of the Company's subsidiary, Nebraska Interactive, Inc., from January 1995 until August 1999. From November 1994 to April 1996, he also served as Secretary of Nebraska Interactive, Inc. Prior to joining the Company, Mr. Somerhalder was the Senior Vice President of Marketing for First Commerce Technologies, Inc., an information technology company, from October 1991 to January 1995. Mr. Somerhalder holds a B.S. in business administration from Kansas State University.

    HARRY H. HERINGTON has served as the Company's Executive Vice President--State Operations since January 1999. He served as one of the Company's directors from May 1998 to February 1999. He also serves as President of National Information Consortium USA, Inc. From September 1995 to September 1996, Mr. Herington served as the Vice President of Kansas Information Consortium, Inc. Prior to joining the Company, Mr. Herington was the Associate General Counsel for the League of Kansas Municipalities from August 1992 to September 1995. Mr. Herington holds a B.A. in photo journalism from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

    JOSEPH NEMELKA has served as the Company's Executive Vice President--Market Development since November 1999. Mr. Nemelka also served as Chief Executive Officer and a director of the Company's subsidiary, Utah Interactive, Inc.
Mr. Nemelka also served as the President of the Company's Market Development Division from October 1996 to July 1999. From July 1997 to March 1999, he served as President and Chief Executive Officer of Arkansas Information
Consortium, Inc. Mr. Nemelka served as a marketing associate for Kansas Information Consortium, Inc. from October 1995 to August 1996 and for Indiana Interactive, Inc. from August 1996 to October 1996. From October 1996 to
July 1997, he served as a project manager for the Georgia division of the Company's subsidiary National Information Consortium USA. Mr. Nemelka holds a B.A. in political science from Brigham Young University and a J.D. degree from the University of Kansas School of Law.

    P.K. AGARWAL has served as the Company's Executive Vice President and Chief Information Officer since July 2000. From 1996 to joining the Company,
Mr. Agarwal served as Chief Information Officer for the California Franchise Tax Board, where he established and led a national platform to help states with their electronic commerce processes and strategies. From 1984 to 1996, he managed the information technology programs for the California Department of General Services. In 1999, he chaired the National Electronic Commerce Coordinating Council, and in 1995, he served as the president of the national association of the state CIO's, known as NASIRE. Mr. Agarwal holds a B.S. in mechanical engineering from the Indian Institute of Technology, in New Dehli, India, a M.S. degree in mechanical engineering from California State University at Sacramento and a M.S. degree in operations research from the University of California at Berkeley.

    RAY G. COUTERMARSH has served as the Company's Executive Vice President--Local Markets since February 2000. Prior to joining the Company,
Mr. Coutermarsh was the National Partner in charge of KPMG Peat Marwick LLP's Public Sector electronic commerce practice, where he was responsible for launching electronic commerce solutions targeted at strategic market segments in high technology and government. Prior to that, Mr. Coutermarsh was responsible for KPMG's electronic commerce vendor alliance strategy, working with such technology leaders as BroadVision and Microsoft. Mr. Coutermarsh serves as a director of Tidemark Computer Systems, Inc., an eGovernment products and services company. Mr. Coutermarsh earned a B.S. in business administration from Plymouth State College, a member of the University of New Hampshire system, and an MBA from New Hampshire College.

    STEPHEN M. KOVZAN has served as the Company's Vice President of Financial Operations since September 2000. Mr. Kovzan joined the Company in October 1999 and served as the Company's Controller until September 2000. Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP. Mr. Kovzan is a CPA, and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated persons whose total salary, bonus and other compensation exceeded $100,000 (collectively, the "named executive officers") during fiscal 2000. In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

                                                    ANNUAL COMPENSATION                   ALL OTHER COMPENSATION
                                         -----------------------------------------   ---------------------------------
                                                                                      HEALTH     CONSULTING    401(K)
                                           YEAR      SALARY     BONUS      OTHER     INSURANCE      FEES       MATCH
                                         --------   --------   --------   --------   ---------   ----------   --------
James B. Dodd..........................    2000     $200,000   $   -0-    $   -0-     $8,767        $ -0-      $5,250
  President and Chief Executive Officer    1999      197,746       -0-        -0-     14,670        4,500       5,000

Kevin C. Childress.....................    2000      175,000       -0-    290,653      8,821          -0-         -0-
  Chief Financial Officer                  1999      109,487       -0-        -0-      2,493          -0-         -0-

Ray G. Coutermarsh.....................    2000      124,333   150,000        -0-      7,509          -0-       4,492
  Executive Vice President--Local          1999          -0-       -0-        -0-        -0-          -0-         -0-
  Markets

Harry H. Herington.....................    2000      140,000       -0-        -0-      8,687          -0-       5,250
  Executive Vice President--State          1999      136,500       -0-        -0-     16,004        3,500       5,000
  Operations

Joseph Nemelka.........................    2000      138,800       -0-        -0-      8,594          -0-         -0-
  Executive Vice President--Market         1999      127,250       -0-        -0-     15,481          500       3,181
  Development

    Consulting fees consist of fees the Company paid to the executive officers in the table above for their services as directors of the Company's subsidiaries, as well as for business advisory services they performed for the Company's subsidiaries.

    Other compensation of $290,653 for Mr. Childress consists of the dollar value of the difference between the price paid by Mr. Childress to exercise non-qualified common stock options and the fair market value of the Common Stock of the Company on the date of exercise.

OPTION GRANTS

    The following table sets forth information concerning stock option grants to the named executive officers during the fiscal year ended December 31, 2000.

                           OPTION GRANTS FISCAL 2000

                                         INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE VALUE AT
                              ---------------------------------------                  ASSUMED ANNUAL RATES OF STOCK
                                                     PERCENT OF TOTAL                  PRICE APPRECIATION FOR OPTION
                                                         OPTIONS                                    TERM
                                                        GRANTED TO      EXERCISE OR   --------------------------------
                              NUMBER OF SECURITIES     EMPLOYEES IN     BASE PRICE    EXPIRATION
                               UNDERLYING OPTIONS      FISCAL YEAR        ($/SH)         DATE       5%($)      10%($)
                              --------------------   ----------------   -----------   ----------   --------   --------
Ray G. Coutermarsh..........         50,000                1.48%          $30.375      02-01-04    $327,300   $704,852
Ray G. Coutermarsh..........        100,000                2.97%           11.375      05-24-04     245,138    527,914
Ray G. Coutermarsh..........         50,000                1.48%            2.125      12-19-04      22,898     49,311

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning stock option exercises by the named executive officers and the value of unexercised options at December 31, 2000.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                           AND YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING               VALUE OF UNEXERCISED
                                      SHARES                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                     ACQUIRED                     AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(2)
                                        ON         VALUE      ---------------------------   ---------------------------
NAME                                 EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 --------   -----------   -----------   -------------   -----------   -------------
James B. Dodd......................      n/a          n/a       761,512        631,498         $68,536        $56,835
Kevin C. Childress.................   50,000     $290,653       176,366        470,145             -0-            -0-
Ray G. Coutermarsh.................      n/a          n/a        20,000        180,000             -0-            -0-
Harry H. Herington.................      n/a          n/a           n/a            n/a             n/a            n/a
Joseph Nemelka.....................      n/a          n/a        42,986         51,318           3,118          3,119

------------------------

(1) Market value of the underlying shares on the dates of exercise less the option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 2000, less the option exercise price. Options are in the money if the market value of the shares covered thereby is greater than the option exercise price. At December 29, 2000, the closing sales price for the Company's shares was $1.53.

EMPLOYMENT AGREEMENTS

    JEFFERY S. FRASER

    On July 24, 1998, Jeffery S. Fraser entered into an employment agreement with the Company. Mr. Fraser currently serves as the Company's Chairman and as one of the Company's directors. The employment agreement provides Mr. Fraser with an annual base salary of $249,000; however, effective January 1, 2000, Mr. Fraser reduced his salary to $1.00 per year. Should the Company terminate
Mr. Fraser's employment without cause before July 1, 2001, it must pay
Mr. Fraser one year's base salary in a single lump sum distribution on the first regular Company pay period after his termination. Should the Company terminate Mr. Fraser's employment without cause on or after July 1, 2001, it must pay
Mr. Fraser the equivalent of his base salary for the number of months remaining in one lump sum on the first regular pay period after his termination, and Mr. Fraser will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date. Cause is defined in the agreement as: (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of Mr. Fraser's duties to the Company;
(d) intentional damage to any of the Company's property; or (e) conduct by Mr. Fraser which the Company's board of directors determines to be inappropriate for his position.

    Should the Company terminate Mr. Fraser's employment for cause, it must pay Mr. Fraser all compensation due on the date of termination.

    Under the terms of his agreement, Mr. Fraser may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Fraser entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Fraser's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Fraser: (a) will not use any of the Company's proprietary information without the

Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    JAMES B. DODD

    On September 1, 2000, James B. Dodd entered into an employment agreement with the Company. Mr. Dodd currently serves as the Company's President and Chief Executive Officer. His employment agreement provides Mr. Dodd with an annual base salary of $200,000. Should the Company terminate Mr. Dodd's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before January 1, 2002, the Company must pay Mr. Dodd his then-current salary in equal monthly payments on the first day of the month for each of the 18 months following his termination. Should the Company terminate Mr. Dodd's employment without cause on or after January 1, 2002, Mr. Dodd will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Dodd's employment for cause, it must pay Mr. Dodd all compensation due on the date of termination.

    In the event Mr. Dodd's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, or if Mr. Dodd voluntarily terminates his employment within six (6) months of a change of control, Mr. Dodd is entitled to receive a severance payment equal to the product of the number of full years Mr. Dodd was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Dodd for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Dodd may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Dodd shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Dodd shall vest upon a change of control.

    A change of control shall be deemed to have occurred if any person (other than a trustee or a fiduciary holding securities under the Company's employee benefit plan) who is not a beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act) of 5% or more of the Company's common stock as of the date of Mr. Dodd's employment agreement becomes the beneficial owner of 40% or more of the Company's common stock, or the shareholders approve a merger or consolidation of the Company with another company, other than a merger or consolidation in which the shareholders of the Company own 50% or more of the voting stock of the surviving corporation, the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

    Under the terms of his agreement, Mr. Dodd may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Dodd entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Dodd's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Dodd: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    KEVIN C. CHILDRESS

    On September 1, 2000, Kevin C. Childress entered into an employment agreement with the Company to serve as the Company's Chief Financial Officer. This agreement provides Mr. Childress with an annual base salary of $175,000. Should the Company terminate Mr. Childress' employment without cause, as similarly defined in Mr. Fraser's employment agreement, before May 16, 2002, the Company must pay Mr. Childress his then-current salary in equal monthly payments on the first day of the month for each of the 18 months following his termination. Should the Company terminate Mr. Childress' employment without cause on or after May 16, 2002, Mr. Childress will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Childress' employment for cause, it must pay Mr. Childress all compensation due on the date of termination.

    In the event Mr. Childress's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Childress voluntarily terminates his employment within six (6) months of a change of control, Mr. Childress is entitled to receive a severance payment equal to the product of the number of full years Mr. Childress was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Childress for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Childress may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Childress shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Childress shall vest upon a change of control.

    Under the terms of his agreement, Mr. Childress may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Childress entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Childress' employment with the Company terminate for any reason, the agreements provide collectively that Mr. Childress: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    WILLIAM F. BRADLEY, JR.

    On September 1, 2000 William F. Bradley Jr., entered into an employment agreement with the Company. Mr. Bradley currently serves as the Company's Executive Vice President--Strategy, Policy and Legal, General Counsel and Secretary. The employment agreement provides Mr. Bradley with an annual base salary of $140,000. Should the Company terminate Mr. Bradley's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before September 1, 2003, the Company must pay Mr. Bradley one year's base salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Bradley's employment without cause on or after September 1, 2003, Mr. Bradley will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Bradley's employment for cause, it must pay Mr. Bradley all compensation due on the date of termination.

    In the event Mr. Bradley's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Bradley voluntarily terminates his employment within six (6) months of a change of control, Mr. Bradley is entitled to receive a severance payment equal to the product of the number of full years Mr. Bradley was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Bradley for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Bradley may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Bradley shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Bradley shall vest upon a change of control.

    Under the terms of his agreement, Mr. Bradley may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Bradley entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bradley's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Bradley: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    SAMUEL R. SOMERHALDER

    On September 1, 2000, Samuel R. Somerhalder entered into an employment agreement with the Company. Mr. Somerhalder currently serves as the Company's Executive Vice President--Operations and Administration. The employment agreement provides Mr. Somerhalder with an annual base salary of $140,000. Should the Company terminate Mr. Somerhalder's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before September 1, 2003, the Company must pay Mr. Somerhalder one year's base salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Somerhalder's employment without cause on or after September 1, 2003, Mr. Somerhalder will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Somerhalder's employment for cause, it must pay Mr. Somerhalder all compensation due on the date of termination.

    In the event Mr. Somerhalder's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Somerhalder voluntarily terminates his employment within six (6) months of a change of control, Mr. Somerhalder is entitled to receive a severance payment equal to the product of the number of full years Mr. Somerhalder was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Somerhalder for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Somerhalder may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Somerhalder shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Somerhalder shall vest upon a change of control.

    Under the terms of his agreement, Mr. Somerhalder may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Somerhalder entered into a proprietary information and inventions agreement and a non-competition agreement. Should
Mr. Somerhalder's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Somerhalder: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    HARRY H. HERINGTON

    On September 1, 2000, Harry H. Herington entered into an employment agreement with the Company. Mr. Herington currently serves as the Company's Executive Vice President--State Operations. The employment agreement provides Mr. Herington with an annual base salary of $140,000. Should the Company terminate Mr. Herington's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before September 1, 2003, the Company must pay Mr. Herington one year's base salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Herington's employment without cause on or after September 1, 2003, Mr. Herington will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Herington's employment for cause, it must pay Mr. Herington all compensation due on the date of termination.

    In the event Mr. Herington's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Herington voluntarily terminates his employment within six (6) months of a change of control, Mr. Herington is entitled to receive a severance payment equal to the product of the number of full years Mr. Herington was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Herington for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Herington may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Herington shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Herington shall vest upon a change of control.

    Under the terms of his agreement, Mr. Herington may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Herington entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Herington's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Herington: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    RAY G. COUTERMARSH

    On September 1, 2000, Ray G. Coutermarsh entered into an employment agreement with the Company. He currently serves as the Company's Executive Vice President--Local Markets. This agreement provides Mr. Coutermarsh with an annual base salary of $140,000. Should the Company terminate Mr. Coutermarsh's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before February 1, 2003, the Company must pay
Mr. Coutermarsh his then-current annual salary in a single lump sum payment on the Company's first regular company pay period after his termination. Should the Company terminate Mr. Coutermarsh's employment without cause on or after February 1, 2003, Mr. Coutermarsh will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Coutermarsh's employment for cause, it must pay Mr. Coutermarsh all compensation due on the date of termination.

    In the event Mr. Coutermarsh's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Coutermarsh voluntarily terminates his employment within six (6) months of a change of control, Mr. Coutermarsh is entitled to receive a severance payment equal to the product of the number of full years Mr. Coutermarsh was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Coutermarsh for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Coutermarsh may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Coutermarsh shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Coutermarsh shall vest upon a change of control.

    Under the terms of his agreement, Mr. Coutermarsh may terminate his employment with the Company in writing at any time for any reason. If
Mr. Coutermarsh terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Coutermarsh entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Coutermarsh's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Coutermarsh: (a) will not use any of the Company's proprietary information without the Company's prior written consent and (b) will not use any confidential information to compete against the Company or any of the Company's employees for a period of two years following termination.

    JOSEPH NEMELKA

    On September 1, 2000, Joseph Nemelka entered into an employment agreement with the Company. He currently serves as the Company's Executive Vice President--Marketing Development. This agreement provides Mr. Nemelka with an annual base salary of $140,000. Should the Company terminate Mr. Nemelka's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before September 1, 2003, the Company must pay Mr. Nemelka his then-current salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Nemelka's employment without cause on or after September 1, 2003, Mr. Nemelka will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Nemelka's employment for cause, it must pay Mr. Nemelka all compensation due on the date of termination.

    In the event Mr. Nemelka's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Nemelka voluntarily terminates his employment within six (6) months of a change of control, Mr. Nemelka is entitled to receive a severance payment equal to the product of the number of full years Mr. Nemelka was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Nemelka for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Nemelka may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of
Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Nemelka shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Nemelka shall vest upon a change of control.

    Under the terms of his agreement, Mr. Nemelka may terminate his employment with the Company in writing at any time for any reason. If Mr. Nemelka terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Nemelka entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Nemelka's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Nemelka:
(a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    PRADEEP K. AGARWAL

    On September 1, 2000, Pradeep K. Agarwal entered into an employment agreement with the Company. He currently serves as the Company's Executive Vice President and Chief Information Officer. This agreement provides Mr. Agarwal with an annual base salary of $170,000. Should the Company terminate
Mr. Agarwal's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2003, the Company must pay Mr. Agarwal his then-current salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Agarwal's employment without cause on or after July 1, 2003, Mr. Agarwal will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Agarwal's employment for cause, it must pay Mr. Agarwal all compensation due on the date of termination.

    In the event Mr. Agarwal's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Agarwal voluntarily terminates his employment within six (6) months of a change of control, Mr. Agarwal is entitled to receive a severance payment equal to the product of the number of full years Mr. Agarwal was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Agarwal for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Agarwal may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Agarwal shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Agarwal shall vest upon a change of control.

    Under the terms of his agreement, Mr. Agarwal may terminate his employment with the Company in writing at any time for any reason. If Mr. Agarwal terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Agarwal entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Agarwal's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Agarwal:
(a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

    STEPHEN M. KOVZAN

    On September 1, 2000, Stephen M. Kovzan entered into an employment agreement with the Company. He currently serves as the Company's Vice President--Financial Operations and Chief Accounting Officer. This agreement provides Mr. Kovzan with an annual base salary of $95,000. Should the Company terminate Mr. Kovzan's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before October 25, 2002, the Company must pay Mr. Kovzan his then-current salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Kovzan's employment without cause on or after October 25, 2002, Mr. Kovzan will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

    Should the Company terminate Mr. Kovzan's employment for cause, it must pay Mr. Kovzan all compensation due on the date of termination.

    In the event Mr. Kovzan's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, as similarly defined in Mr. Dodd's employment agreement, or if Mr. Kovzan voluntarily terminates his employment within six (6) months of a change of control, Mr. Kovzan is entitled to receive a severance payment equal to the product of the number of full years Mr. Kovzan was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by Mr. Kovzan for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Kovzan may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Kovzan shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Kovzan shall vest upon a change of control.

    Under the terms of his agreement, Mr. Kovzan may terminate his employment with the Company in writing at any time for any reason. If Mr. Kovzan terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Kovzan entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Kovzan's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Kovzan: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

BENEFIT PLANS

    AMENDED AND RESTATED 1998 STOCK OPTION PLAN

    The 1998 plan was adopted and approved by the Company's board of directors and by the Company's shareholders in May 1998, at which time a total of 4,643,377 shares of Common Stock were reserved for issuance under this plan. In November 1998, the 1998 plan was amended to reserve a total of 7,893,741 shares of Common Stock for issuance under this plan. In May 1999, the 1998 plan was amended to reserve a total of 9,286,754 shares of Common Stock for issuance under this plan. At December 31, 2000, options to purchase 410,730 shares of Common Stock granted under the 1998 plan had been exercised, options to purchase 6,089,907 shares of Common Stock were outstanding and options to purchase 2,786,117 shares of Common Stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $7.69 per share. Outstanding options to purchase an aggregate of 3,419,562 shares were held by employees who are not officers or directors of NIC.

    NIC's board of directors has delegated administration of the 1998 plan to its Compensation Committee. Awards under the 1998 plan may consist of incentive stock options, which qualify under Section 422 of the Internal Revenue Code, or non-qualified stock options, which are stock options that do not qualify under that provision.

    The Compensation Committee may grant incentive stock options to employees and officers of the Company or any of its subsidiaries, and non-qualified stock options to employees, officers or directors of the Company or any of its subsidiaries. The Compensation Committee may set the terms of such grants, subject to the restrictions in the 1998 plan. Incentive stock option grants are subject to certain restrictions relating to the duration of the option, the size of an option award and the exercise price.

    In the event of (a) a merger, consolidation or reorganization in which NIC is not the surviving company or (b) the acquisition by another company of all or substantially all of the Company's assets, then every option outstanding under the 1998 plan may be assumed or replaced with new options of comparable value by the surviving, continuing, successor or acquiring company. In the alternative, the Compensation Committee may provide that an optionee can exercise his or her options within the period of 30 days prior to the merger, consolidation, reorganization or acquisition. Additionally, in connection with change of control situations in which a person, other than one of the Company's shareholders, directors or officers, acquires greater than 50% of the combined voting power of the company or less than a majority of the directors are persons who were nominated or selected by the Company's board of directors, the Compensation Committee may accelerate the time at which options granted under the 1998 plan may be exercised by an optionee.

    The 1998 plan will terminate automatically in 2008 unless sooner terminated by the board of directors. The board of directors has the authority to amend, suspend or terminate the 1998 plan, subject to shareholder approval of some of the amendments. However, no action may be taken which will affect any shares of Common Stock previously issued and sold or any option previously granted under the 1998 plan without the optionee's consent.

    SDR 1999 STOCK OPTION PLAN

    In connection with the Company's acquisition of SDR Technologies, Inc. in May 2000, the Company adopted the 1999 Stock Option Plan of SDR
Technologies, Inc. Options to purchase 229,965 shares were granted in connection with the acquisition of SDR. At December 31, 2000, options to purchase 123,748 shares of Common Stock granted under the SDR Plan had been exercised, options to purchase 100,820 shares of Common Stock were outstanding and options to purchase 2,998 had been canceled. Options to purchase 2,399 shares of Common Stock remained available for grant. No options in addition to those granted at the close of the SDR transaction will be granted under this plan. The SDR Plan is also administered by the Compensation Committee of the Board.

    Unless previously terminated by the Board of Directors, the plan will terminate at the close of business on December 31, 2009. Termination of the plan will not affect any option previously granted.

    1999 EMPLOYEE STOCK PURCHASE PLAN

    The 1999 stock purchase plan was approved by the board of directors and the Company's shareholders in May 1999. The Company's stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code in order to provide the Company's employees with an opportunity to purchase shares of the Company's stock through payroll deductions. An aggregate of 2,321,688 shares of Common Stock has been reserved for issuance and are available for purchase under the stock purchase plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Company's Common Stock or its capital structure. At December 31, 2000, no shares of Common Stock had been purchased by employees under the 1999 plan.

    All employees of the Company and of its affiliates who have been employed for a continuous period, as determined by the board or committee administering the stock purchase plan, but which will not exceed two years preceding the offering are eligible to participate in the Company's stock purchase plan, provided that no employee of the Company or of its affiliates whose customary employment is for less than five months in any calendar year and less than 20 hours per week are eligible to participate in the Company's stock purchase plan. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in a stock purchase plan are not eligible to participate in the Company's stock purchase plan.

    The Company's stock purchase plan will be administered by the Compensation Committee of the board of directors. The Compensation Committee will have complete authority to make awards and will designate offering periods not to exceed 27 months. The Compensation Committee will establish one or more purchase dates during an offering period during which stock purchase rights may be exercised and Common Stock may be purchased.

    In the event the Company dissolves, liquidates, merges or consolidates through a merger in which the Company is not the surviving corporation, effectuate a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding prior to the merger are converted into other property, whether in the form of securities, cash or otherwise, or are acquired by any person, entity or group, as defined by the Exchange Act or any successive provisions, holding at least 50% of the Company's combined voting power, then, the board or committee administering the stock purchase plan may
(a) allow the surviving or acquiring corporation to assume the outstanding rights or substitute similar rights for those participating under the stock purchase plan, (b) have the existing rights under the stock purchase plan remain in full force and effect or (c) allow those participating under the stock purchase plan to use their accumulated payroll deductions to purchase the Company's Common Stock immediately prior to the transactions described above, provided that their rights under the ongoing offering period will be terminated.

    A participating employee is granted a purchase right by which shares of the Company's Common Stock may be purchased during any offering period at the lesser of (a) 85% of the fair market value of the Company's Common Stock on the date of the commencement of the offer period or (b) 85% of the fair market value of the Company's Common Stock on the purchase date. The participant's purchase right is exercised in this manner on each exercise date arising in the offer period unless, on any purchase date, the fair market value of the Company's Common Stock is lower than the fair market value of the Company's Common Stock on the first day of the offering period. If so, the participant's participation in the original offering period is terminated, and the participant is automatically enrolled in the next offering period which will commence on the next day.

    Payroll deductions may range up to 15% of a participant's regular base pay, exclusive of bonuses, overtime, shift-premiums, commissions, reimbursements or other expense allowances. Participants may not make direct cash payments to their accounts. The board or committee administering the stock purchase plan may establish the maximum number of the Company's shares of Common Stock that any employee may purchase under the stock purchase plan during an offering period. The Internal Revenue Code imposes additional limitations on the amount of Common Stock that may be purchased during any calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Jeffery S. Fraser, who served as Chief Executive Officer of the Company until November 1999, served as a member of the Compensation Committee during the fiscal year ended December 31, 1999, and participated in decisions concerning compensation of executive officers.

PERFORMANCE GRAPH

    The performance graph compares the annual change in the Company's cumulative total Shareholder return on its Common Stock during a period commencing on July 15, 1999, the date the Company's stock began publicly trading, and ending on December 31, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of each of: (a) the Nasdaq (U.S. Companies) Index (Nasdaq); (b) the Goldman Sachs Internet Index and
(c) last year's industry Peer Group index during such period, assuming a $100 investment on July 15, 1999. The Company's share price at the beginning of the measurement period was the closing price for the Company's Common Stock on July 15, 1999, and not the price at which the Company's shares of Common Stock were initially offered for purchase in its public offering. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the presentation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                     NATIONAL INFORMATION CONSORTIUM, INC.,
    NASDAQ (U.S. COMPANIES) INDEX (NASDAQ), THE GOLDMAN SACHS INTERNET INDEX
                             AND AN OLD PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NATIONAL      GOLDMAN SACHS    PEER     NASDAQ
            Info Consortium  Internet Index    Group  Composite
7/15/1999           $100.00         $100.00  $100.00    $100.00
12/31/1999          $184.84         $136.38  $247.48    $143.50
12/29/2000            $8.84          $36.92   $89.33     $87.12

The Old Peer Group reflects the returns for last year's Peer Group, which consists of Versign, Inc., Official Payments Corporation, marchFIRST, Inc., and VerticalNet Inc. marchFIRST, Inc. is the new name for the company formerly known as Whittman-Hart, reflecting the merger of Whittman-Hart and USWeb/CKS, completed on March 1, 2000. Verisign, Inc. acquired Network Solutions, Inc. on June 6, 2000. Both USWeb and Network Solutions, Inc. were included in last year's Peer Group. AppNet, Inc., which was also included in last year's Peer Group, was acquired by Commerce One, Inc. on September 13, 2000. Commerce One, Inc. is not included in the Old Peer Group because Commerce One, Inc. does not engage in the primary line of business in which the Company operates.

    The Goldman Sachs Internet Index consists of 17 companies.

                    REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee (the "Committee") consists of three non-employee, independent members of the Board of Directors, and the Chairman of the Board. It is the responsibility of the Committee to review, recommend and approve changes to the Company's compensation policies and benefits programs, to administer the Company's stock option plans, including approving stock option grants to executive officers, and to otherwise ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.

    The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced executives whose financial interests are aligned with that of the shareholders. The Committee considers general industry practice and other factors in structuring executive compensation. The principal components of the Company's executive compensation arrangements are base salary, cash bonus awards and stock options.

    Salaries at all employee levels are generally targeted at median market levels. In determining appropriate salary levels, the Committee considers the officer's impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets. In February 2000, the Committee retained consultants to conduct a compensation survey in order to track Company compensation for management with that of other employers. The results of the survey will be taken into consideration as the Committee considers various employee and management compensation programs in 2001 and thereafter. The Committee reviews each senior executive officer's salary annually, and such salaries are adjusted periodically when the Committee believes that adjustment is required, taking into account competitive factors in the industry and locations of the Company's activities. While none have yet been made, supplemental cash bonus awards may be made periodically to reflect superior performance by individual employees, in accordance with recommendations by senior management.

    Mr. Dodd became the Company's President and Chief Operating Officer in January 1999 and Chief Executive Officer in November 1999. The terms of
Mr. Dodd's compensation were established by direct negotiation between Mr. Dodd and the then-CEO, Jeffery S. Fraser. The Company was not a public company in January 1999. The Committee will annually review the compensation of Mr. Dodd. Mr. Dodd's compensation is determined in a manner consistent with the practices used in determining the compensation of other executive officers of the Company. Mr. Dodd's base salary for fiscal 2001 provides Mr. Dodd with a total cash compensation opportunity somewhat more conservative than relevant executive labor markets.

    The Committee believes that equity-based incentive arrangements, such as employee stock options and restricted stock, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, competing in today's environment in the high technology sector of virtually zero unemployment, and of building their long term commitment to the Company. The Company emphasizes stock option awards as an essential element of the remuneration package available to its executives and employees, and believes that the practice of granting stock options is critical to retaining and recruiting talented executive personnel. Stock options typically vest in annual increments over periods of up to four years to encourage long-term commitment to the Company by the grantees. In determining the number of shares and/or share options to be given to each executive, the Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance, the officer's base salary and any incentive/performance-based cash bonus awards. During the fiscal year ended December 31, 2000, one of the named executive officers (five people) received options to purchase shares.

    The Committee believes the Company's stock option plans have been effective in attracting, retaining and motivating executives and employees of the Company and are an important component of the overall compensation program. The Committee will monitor the Company's compensation program in order to maintain a proper balance between cash compensation and equity-based incentives, and may consider revisions in the future, although it is expected that equity-based compensation will remain one of the principal components of compensation.

                                          THE COMPENSATION COMMITTEE
                                          Jeffery S. Fraser
                                          Ross C. Hartley
                                          John L. Bunce, Jr.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of three independent Directors, and operates under a written charter, a copy of which is attached as Appendix A, adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended
December 31, 2000 with management, including a discussion of the quality and the acceptability of the Company's financial reporting and internal control.

    The Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent public accountants the independent public accountants' independence from management and the Company, including the matters in the independent public accountants' written disclosures required by the Independence Standards Board Standard No. 1.

    The Committee also discussed with the Company's independent public accountants the overall scope and plans for their audit. The Committee meets periodically with the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange

Commission. The Committee also evaluated and recommended to the Board the reappointment of the Company's independent public accountants for fiscal 2001.

AUDIT FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company for the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2000, and the reviews of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000, were approximately $174,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No services were performed by PricewaterhouseCoopers LLP for financial systems design and implementation for the Company during the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for all other services rendered to the Company during the fiscal year ended December 31, 2000, were as follows:

Withdrawn secondary common stock offering...................  $109,000
Tax compliance and consulting...............................    60,000
Acquisition/venture consultation............................    58,000
Valuation services..........................................    40,000
State audits and other......................................    22,000
                                                              --------
    Total fees..............................................  $289,000
                                                              ========

    The Audit Committee considered whether the provision of other non-audit services by PricewaterhouseCoopers LLP to the Company was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                                          THE AUDIT COMMITTEE
                                          John L. Bunce, Jr.
                                          Dan Evans
                                          Pete Wilson

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

    Based solely on review of the copies of such reports furnished to the Company, the Company believes that all filing requirements with respect to the year ended December 31, 2000, applicable to its officers, directors and greater than 10% beneficial owners were complied with except that the following persons or entities each filed one or more late report(s) (with the number of late reports followed by the number of transactions reported late indicated in parenthesis): National Information Consortium

Voting Trust (1,1); Kevin C. Childress (2,1); Harry H. Herington (1,1); Samuel
R. Somerhalder (1,1); Ray G. Coutermarsh (2,1); and Pete Wilson (1,1). John L. Bunce, Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. each failed to file two reports on Form 4 each reporting one transaction.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Hartley, one of the Company's founders and a member of the Company's board of directors, was formerly the President of the Hartley Insurance Agency, an insurance company which served as the Company's insurance agent and broker. In 1998, a payment of $8,345 was made directly to the Hartley Insurance Agency. However, the aggregate insurance payment the Company made that was brokered by the Hartley Insurance Agency totaled $478,392, including the $8,345 payment made directly to the Hartley Insurance Agency. In 1999, the Company made no direct payment to the Hartley Insurance Agency; however, the Company made an aggregate payment of $353,504 for all brokering services provided by the Hartley Insurance Agency. No insurance payments were brokered by this agency in 2000.

    The Company has periodically leased aircraft from Sky King Leasing, a Kansas corporation, of which Mr. Fraser, one of the Company's founders, Mr. Hartley and Christopher L. Shults, one of the Company's shareholders, each approximately have a 25% interest. In 1998, the Company made payments totaling $24,223 to Sky King Leasing. The Company made no payments to Sky King Leasing in 1999 or 2000.

    During 2000, the Company rented an aircraft on an hourly basis from JH Jet, L.L.C., a Wyoming corporation, in which each of Messrs. Fraser and Hartley have an approximate 50% interest. In 2000, the Company made payments to JH Jet, L.L.C. totaling $244,700. The Company made no payments to this company in 1998 or 1999.

    On January 8, 1998, the Company entered into an agreement with each of Messrs. Fraser and Hartley to provide their respective estates with a right to require the Company to repurchase some or all shares of the Company's Common Stock owned by them upon their death. These agreements were terminated on July 1, 1998.

    In March 1998, the Company completed an exchange offer in which shareholders in the Company's local operating networks exchanged their stock for shares of the Company's Common Stock. Messrs. Fraser, Hartley, Bradley, Somerhalder and Herington received an aggregate of 21,614,414 shares of the Company's Common Stock in the exchange offer.

    On June 30, 1998, Messrs. Fraser and Hartley entered into a voting trust agreement under which they act as joint trustees for a Voting Trust which holds, as of January 31, 2001, 27,474,644 shares of the Company's Common Stock.

    On June 30, 1998, the Voting Trust sold to Hellman & Friedman Capital Partners III, L.P. and its affiliates H&F International Partners III, L.P. and H&F Orchard Partners III, L.P., collectively, 10,516,547 shares of the Company's Common Stock at a price of $1.43 per share for an aggregate of approximately $15,000,000. In connection with this sale, the Company entered into an investor rights agreement with Hellman & Friedman and its affiliates in which the Company granted them rights to register shares of the Company's Common Stock in the future.

    On December 31, 1998, the Company issued to James B. Dodd options to purchase 1,393,010 shares of the Company's Common Stock at an exercise price of $1.44 per share. This grant resulted in a noncash compensation charge of $197,660 to the Company for the period ended December 31, 1998, based on the difference between the exercise price and the fair value of the Company's Common Stock on the date of the grant. The Company has been recording and will continue to record an additional noncash compensation charge of approximately
$1.9 million for this grant, amortized over a four-year period. On February 9, 1999, the Company sold to Mr. Dodd 173,258 shares of the Company's Common Stock for $1.44 per share for an aggregate of approximately $250,000. A noncash compensation charge of $620,888 was taken by the Company in connection with this stock purchase.

    On May 16, 1999, the Company sold to Kevin C. Childress 23,727 shares of the Company's Common Stock at $5.27 per share for an aggregate of approximately $125,000. A noncash compensation charge of $84,826 was taken by the Company in connection with this stock purchase. Additionally, the Company issued to Mr. Childress options to purchase 696,511 shares of the Company's Common Stock at an exercise price of $5.27 per share. This grant resulted in a noncash compensation charge of $249,000 based on the difference between the exercise price and the fair value of the Company's Common Stock on the date of the grant. The Company has been recording and will continue to record an additional noncash compensation charge of approximately $2.2 million for this grant, amortized over four years from the date of grant.

    On February 1, 2000, the Company granted 65,000 options to each of Dan Evans and Pete Wilson at an exercise price of $36.88 per share. These grants resulted in a noncash compensation charge of $130,000.

    On June 28, 2000, the Company sold 4,395 shares of Common Stock at $11.375 per share to Ray G. Coutermarsh for $50,000. On July 1, 2000, the Company issued 2,637 shares to Pradeep K. Agarwal for no cash consideration and recorded a noncash compensation charge of $30,000.

    In November 2000, the Company permitted Pete Wilson, a director, to rescind the exercise of stock options to purchase 10,000 shares of the Company's Common Stock at $10.00 per share. Governor Wilson had exercised these options in April 2000. The Company repaid Governor Wilson the exercise price of the options, and recognized a compensation charge of $72,800. The reinstated options expired by their terms on June 28, 2000, without exercise.

    The Company has entered into indemnification agreements with each of the Company's directors and officers. These indemnification agreements will require the Company to indemnify these individuals to the fullest extent permitted by Colorado law. The Company has also entered into various employment agreements with the Company's officers. See "Management--Employment Agreements" for a more detailed description.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends that all future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

    The Board of Directors currently consists of six directors. If any of the nominees becomes unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

    The six nominees receiving the most votes for their election will be elected directors. Abstentions and broker non-votes have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors.

    The following is biographical information about each of the nominees:

NAME                       AGE      BUSINESS EXPERIENCE
----                     --------   -------------------
Jeffery S. Fraser.....      41      One of the Company's founders, has served as the Company's
                                    Chairman since April 1998 and as one of the Company's
                                    directors since the Company's formation. Mr. Fraser also
                                    served as the Company's Chief Executive Officer from
                                    April 1998 until November 1999 and as the Company's
                                    President from April 1998 to December 1998. He was also the
                                    Chief Executive Officer from April 1998 to December 1998 and
                                    President and Chief Executive Officer of the Company's
                                    subsidiary, National Information Consortium USA, Inc., from
                                    January 1993 to April 1998. Additionally, from January 1992 to September 1998, he served as President and Chief
                                    Executive Officer of the Company's subsidiary, Kansas
                                    Information Consortium, Inc. Mr. Fraser holds a B.S. in
                                    human resource management and an M.S. in information systems from Friends University in Wichita, Kansas.

James B. Dodd.........      43      Has served as the Company's President, Chief Executive
                                    Officer and director since November 1999. He also served as the Company's President, Chief Operating Officer and a
                                    director from January 1999 to December 1999. Prior to
                                    joining the Company, Mr. Dodd spent 14 years with Sprint
                                    Corporation, a telecommunications company, where he served in various senior management positions including, most
                                    recently, as Vice President and General Manager of Sprint's
                                    Consumer Internet Access Group. Other positions he held at
                                    Sprint included Vice President of Consumer International
                                    Marketing from 1992 to 1994, and Vice President of Consumer
                                    Product Management and Development from 1995 to 1996.
                                    Mr. Dodd earned a CPA in 1982 and holds a B.A. in economics from Stanford University and an M.B.A. from the Harvard
                                    Business School.

John L. Bunce, Jr. ...      41      Has served as one of the Company's directors since June
                                    1998. Mr. Bunce is a Managing Director and a member of the executive committee of Hellman & Friedman LLC, a direct
                                    investment firm, which he joined as an associate in 1988.
                                    Hellman & Friedman LLC is an affiliate of Hellman & Friedman
                                    Capital Partners III, L.P., H&F Orchard Partners III, L.P.
                                    and H&F International Partners III, L.P. Mr. Bunce also
                                    serves as a director of Western Wireless Corporation, a
                                    cellular telecommunications company, Voicestream Wireless
                                    Corporation, a telecommunications provider of personal
                                    communications services, Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency, Falcon
                                    International Communications L.P., a cable company, and
                                    MobileMedia Corporation, a paging and messaging services
                                    company. Mr. Bunce holds a B.A. in international relations from Stanford University and an M.B.A. from the Harvard
                                    Business School.

NAME                       AGE      BUSINESS EXPERIENCE
----                     --------   -------------------
Dan Evans.............      76      Has served as one of the Company's directors since
                                    November 1998. Governor Evans is the chairman of and has
                                    served as a consultant for Daniel J. Evans Associates
                                    Consulting, a consulting company in Washington, since
                                    May 1989. Governor Evans currently serves as a director of
                                    Puget Sound Energy, an investor-owned electric utility
                                    company, Flow International, a robotics company, Western
                                    Wireless Corporation, a wireless communications company,
                                    Tera Computer, a computer manufacturing company and Tidemark
                                    Computer Systems, an eGovernment products and services
                                    company. He also served as a U.S. Senator from
                                    September 1983 to January 1989 and the Governor of the State
                                    of Washington from January 1965 to January 1977. Governor
                                    Evans holds a B.S. and an M.S. in civil engineering from the
                                    University of Washington.

Ross C. Hartley.......      53      One of the Company's founders, has served as one of the
                                    Company's directors since the Company's formation. From its incorporation to March 1999, Mr. Hartley served as Vice
                                    President of Marketing of Kansas Information
                                    Consortium, Inc. Mr. Hartley also served as President of The
                                    Hartley Insurance Group, an insurance company in Kansas,
                                    from 1974 to 2000. He also serves as a director of Empire
                                    District Electric Company, an investor-owned electric
                                    utility company. Mr. Hartley holds a B.S. in mathematics
                                    from Baker University in Baldwin City, Kansas and a J.D.
                                    degree from the University of Kansas School of Law.

Pete Wilson...........      67      Has served as one of the Company's directors since
                                    July 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999. Prior to serving as
                                    Governor of California, Governor Wilson served in the U.S.
                                    Senate for eight years, representing the State of
                                    California. He has also served as the mayor of San Diego,
                                    California. Governor Wilson is a member of The Irvine
                                    Company board of directors and is on the Thomas Weisel
                                    Partners board of advisors. He received his undergraduate
                                    degree from Yale University and his law degree from Boalt
                                    Hall (University of California at Berkeley). After
                                    graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

    The Board of Directors of the Company recommends a vote FOR Jeffery S. Fraser, James B. Dodd, John L. Bunce, Jr., Dan Evans, Ross C. Hartley and Pete Wilson to hold office until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

    The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001. The Board proposes that the shareholders ratify this appointment. PricewaterhouseCoopers LLP audited the Company's consolidated financial statements for the fiscal year ended December 31, 2000. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider the appointment.

    The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of the independent public accountants.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE RATIFICATION OF
  INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of the independent public accountants. Proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgement of the persons voting the proxies.

                             SHAREHOLDER PROPOSALS

    To be considered for inclusion in the Company's proxy statement relating to the 2002 Annual Meeting of Shareholders, Shareholder proposals must be received no later than November 15, 2001. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than February 1, 2002, nor earlier than January 1, 2002. All Shareholder proposals should be marked for the attention of Corporate Secretary, National Information Consortium, Inc., 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210.

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:
                                          William F. Bradley, Jr.
                                          Corporate Secretary

Overland Park, Kansas
March 30, 2001

                                                                      APPENDIX A

                     NATIONAL INFORMATION CONSORTIUM, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    The Committee shall be composed of at least three directors, each of whom shall be free of any relationship that, in the business judgment of the Board, would interfere with the exercise of their independence from management and the Company. Each Committee member shall also be financially literate as this qualification is interpreted by the Board, or become financially literate within a reasonable time after appointment to the Committee, and at least one member of the Committee shall possess accounting or related financial management expertise. In determining financial expertise, the Board may consider past employment experience or background, including being or having been a chief financial officer or other senior officer with financial oversight responsibilities. In addition to these requirements for Committee members, the Board shall consider other applicable stock exchange or regulatory requirements in determining a director's eligibility to serve on the Committee.

STATEMENT OF POLICY

    The Committee shall provide assistance to the Board in: (i) fulfilling its oversight of the corporate accounting and reporting practices of the Company and the financial reports and related independent audits of the Company,
(ii) selecting the independent public accountants, and (iii) evaluating the independence of the independent public accountants. In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Board, the independent public accountants and the financial management of Company.

RESPONSIBILITIES

    In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to provide oversight to the Board and shareholders to help see to it that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and polices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external public accountants are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the Company and are not, and do not represent themselves to be, accountants or public accountants by profession or experts in the fields of accounting or auditing, except as required by other provisions of this charter. Therefore, it is not the duty or responsibility of the Committee to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on (i) the integrity and skill of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

    In carrying out these responsibilities, the Committee will:

    - Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries. Such independent auditors shall be ultimately accountable to the Board and the Committee as representatives of the shareholders, and the Board and the Committee shall have the ultimate responsibility to select, evaluate and, where appropriate, to replace the independent auditors.

    - Require that the independent auditors annually provide a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board (ISB) Standard No. 1. The Committee shall be responsible for actively engaging in a dialogue with the independent auditors and recommending action to the Board as appropriate with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors.

    - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion of such audit, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors and the financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

    - Discuss, or the Committee Chairperson will discuss, matters identified during the auditors' review of interim financial information with the auditors and management prior to the filing of the Company's Form 10-Q.

    - Review the financial statements contained in the Annual Report to Shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    - Discuss with the independent auditors and the Company's financial management the auditors' judgments about the quality of the Company's accounting principles as applied in its financial reporting and significant judgments affecting the financial statements. The discussion should include such matters as the consistency of application of accounting polices and the clarity and completeness of the Company's accounting information contained in the financial statements and related disclosures.

    - Review and reassess the adequacy of this charter on an annual basis.

    - As required by the applicable regulations, provide a report in the annual proxy statement disclosing that the Committee has: (i) reviewed and discussed the audited financial statements with management,
      (ii) discussed with the independent auditors that the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, (iii) received the written disclosures and the letter from the independent auditors required by the ISB Standard No. 1, as may be modified and supplemented, and has discussed with the auditors the auditors' independence and (iv) disclosed that based on the review and discussions described in (i) through (iii) above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

    - Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

    - Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.

    - Investigate any matter brought to the attention within the scope of its duties, with the power to retain outside counsel or independent accountants for this purpose if, in its judgment, that is appropriate.

RESOURCES AND AUTHORITY

    The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage in outside auditors for special audits, reviews, and other procedures and to retain special counsel and other experts or consultants.

                               ******************

    In accordance with the rules and regulations of the SEC, the above Audit Committee Charter shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

 ------------------------------------------------------------------------------

                                      PROXY

 ------------------------------------------------------------------------------

                      NATIONAL INFORMATION CONSORTIUM, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 1, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of National Information Consortium, Inc. (the "Company") hereby constitutes and appoints Jeffery S. Fraser and Ross C. Hartley, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Common Stock of National Information Consortium, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of National Information Consortium, Inc. to be held at the Holtze Executive Village, 11400 College Boulevard, Overland Park, Kansas, on May 1, 2001, at 10:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof.

     1. A proposal to elect the following six Directors: Jeffery S. Fraser, James B. Dodd, John L. Bunce, Jr., Dan Evans, Ross C. Hartley and Pete Wilson

     For all nominees _______.

     Withhold authority to vote for all nominee(s) ______.

     Withhold authority to vote for nominee(s) named below:


     -------------------------------


     -------------------------------


     2. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ended December 31, 2001.

          For ____       Against ____        Abstain ____


In the discretion of the designated proxies upon such other business relating to the foregoing as may properly come before the meeting, and such matters incidental to the conduct of the meeting, and at any adjournments or postponements thereof.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSAL ONE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR PROPOSALS ONE AND TWO. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

     Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 2001
                                        ------------------------------
                                        Signature(s)


                                        ------------------------------
                                        Print Name


                                        Address if different from that on label:


                                        ------------------------------
                                        Street Address


                                        ------------------------------
                                        City, State and Zip Code


                                        ------------------------------
                                        Number of shares


Please check if you intend to be present at the meeting: ________